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NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0107 Dated January 10, 1996     Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and             File number: 33-57533
Prospectus Supplement dated February 28, 1995)


Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  50,000,000.00
Issue Price:                             100.000%    $  50,000,000.00
Commission or Discount:                    0.363%    $     181,500.00
Proceeds to Company:                      99.637%    $  49,818,500.00


Agent:                            Salomon Brothers Inc, as Principal


Original Issue Date:              January 17, 1996
Stated Maturity Date:             January 17, 2001

Cusip #:                          63858R-CY-5
Form:                             Book entry only

Interest Rate:                    5.850% Fixed

Interest Payment Dates:           January 17 and July 17, commencing
                                  July 17, 1996


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No